EXHIBIT 4.1

THIS AMENDING AGREEMENT ("Agreement") is made on the 6th day of March, 2003


BETWEEN:

(1) GILAT SATELLITE NETWORKS LTD. (under a stay of proceedings), a limited liability company organised and existing under the laws of the State of Israel (the "BORROWER");

(2) BANK HAPOALIM B.M., a banking corporation incorporated in the State of Israel (the "LENDER");

                                    RECITALS

WHEREAS, On December 29, 2000 the Borrower borrowed $108,000,000 from the Lender pursuant to the Facility Agreement as defined below;

WHEREAS,  the Facility Agreement was subsequently revised as follows:

          (1) On August 12, 2002 to amend the Interest Period as stated therein (see EXHIBIT A).

          (2) On February 24, 2002 to provide limitations on the creation of security interests and certain commitments for financial covenants (see EXHIBIT B).

          (3) On July 8, 2002, to provide for the payment of periodical interest of $1,524,312, the partial payment of $ 6,000,000 on account of the principal and the additional partial repayment of principal by a new short term loan in the sum of $12,000,000, with a due date of September 15, 2002, that was later extended to January 2, 2003 (see EXHIBIT C).

WHEREAS, on October 15 2002, the Borrower, having failed to meet an interest payment of $7,437,500 to the Noteholders, commenced the
               Section 350 Proceedings with the consent of the Creditors in the District Court in Tel Aviv, which were followed by a Section 304 Proceeding in the U.S. Bankruptcy Court in the State of Delaware, all culminating in a stay of proceedings against the Borrower in the State of Israel and the United States of America;

WHEREAS, pursuant to and conditioned upon a court sanctioned arrangement among certain creditors of the Borrower, as fully described in the Proxy Solicitation, AS DEFINED BELOW, the Borrower and the Lender have agreed to amend the Facility Agreement to state as provided in this Agreement, starting the Effective Date as defined below;

WHEREAS, the Borrower is expected to emerge from the Israeli Section 350 Proceedings with a reduction of and /or modifications to the terms of its indebtedness to the Creditors, as set forth in the Proxy Solicitation;

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                                                                               2

WHEREAS, the Borrower is expected to receive the final order from the U.S. Bankruptcy Court implementing and giving effect in the United States, under section 304 of the U.S Bankruptcy Code, to the Arrangement;

WHEREAS, on May 31, 2001 StarBand filed a voluntary petition under Chapter 11 with the US Bankruptcy Court in Delaware, and at the time of execution of this Agreement, StarBand is still under the protection of the court in the Chapter 11 proceedings with unclear prospects of emerging from these proceedings;

WHEREAS, The Proxy Solicitation document fairly described the capitalization, consolidated financial information, analysis of results of operation and financial condition, recent business development, risk factors, management and certain tax considerations, - of the Borrower and its subsidiaries as of January 6, 2003, excluding the financial information which is as of September 30, 2002, and other than the description of other events specifically stated in this Agreement, no material event has come to the attention of the management of the Borrower as of such date, which event has not been disclosed in writing to the Lender; and

WHEREAS, the parties wish to amend the Facility Agreement as provided herein;


IT IS AGREED as follows:


1.   DEFINITIONS AND INTERPRETATION

     1.1  DEFINITIONS

     In this Agreement, the following terms shall have the following meanings:

     ADVANCE The principal amount borrowed by the Borrower under the Facility Agreement. The parties acknowledge that the Advance in the total amount of $108,000,000 was drawn on the Drawdown Date.

     ADDITIONAL COLLATERAL          The PARI PASSU first priority (a) charge on
                                    all issued and outstanding shares of
                                    Spacenet and (b) floating charge on all the assets of the Borrower.

     ADDITIONAL PLEDGE              The pledge agreement concerning the PARI
     AGREEMENT                      PASSU first priority charge of all issued
                                    and outstanding shares of Spacenet.

     AGREEMENT                      This Agreement.

     APPLICABLE LAW                 (a)      any constitution, treaty, statute,
                                             code, law, regulation, ordinance,
                                             rule, judgement, rule of law,
                                             official order, judicial order,
                                             writ, decree, request, approval,
                                             concession, grant, franchise,
                                             licence, directive, guideline,
                                             policy, standard, plan,
                                             requirement, or other governmental
                                             restriction; and

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                                                                               3

                                    (b)      any similar form of decision of, or
                                             determination by, or any
                                             interpretation or administration of
                                             any of the foregoing (whether or
                                             not having the force of law) of any
                                             Governmental Authority,

                                    whether in effect as of the date hereof or thereafter and in each case as amended, re-enacted or replaced.

     ARRANGEMENT                    The Means the arrangement among the
                                    Creditors and the Borrower, as described in the Proxy Solicitation and as approved by the Creditors at the Creditors meetings dated February 5, 2003.

     BUSINESS DAY                   Means (i) any day that is not a Saturday, a
                                    Sunday or a day on which commercial banks in New York or Tel Aviv are required or authorised to be closed and (ii) when used in any respect relating to LIBOR, any day described in clause (i) of this definition that is also a day on which dealings may be carried out in the London inter-bank market.

     CAPITAL GUIDELINE              any law, rule, regulation, policy, guideline
                                    or directive (whether or not having the
                                    force of law and whether or not the failure to comply therewith would be unlawful) (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by the Lender or any Person controlling the Lender or the manner in which the Lender or any Person controlling the Lender allocate capital to any of their contingent liabilities
                                    (including letters of credit), advances, acceptances, commitments, assets or liabilities,

     CAPITAL STOCK                  Means any and all shares, interests,
                                    warrants, options or other equivalents
                                    (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation).

     CHAPTER 11                     Chapter 11 of Title 11 of the U.S Bankruptcy
                                    Code.

     COLLATERAL                     The Pledged  Collateral, as defined in the
                                    Pledge Agreement and the Additional
                                    Collateral.

     CONDITIONS PRECEDENT           The conditions set forth in Section 3.1
                                    below.

     COURT                          The Tel Aviv District Court.

     CREDITOR each of the following: the Noteholders, the Lender, the Israeli Discount Bank Ltd., and Bank Leumi Le-Israel B.M., collectively called "Creditors".

     DEBENTURE                      the document creating the first priority
                                    PARI PASSU floating charge on all the assets of the Borrower in favour of the Lender, dated the date hereof.

     DRAWDOWN DATE                  December 29, 2000, the date on which the
                                    Borrower drewdown the Advance.

     DOLLAR, US DOLLAR OR $         Freely  transferable lawful currency for the
                                    time being of the United States or any
                                    successor currency.

     EFFECTIVE DATE                 three (3) business days following the day on
                                    which all Conditions Precedent are fulfilled but no later than March 31 2003, or any later date mutually agreed upon in advance and in writing by the Lender and the Borrower.

     ENVIRONMENTAL ACTION           Any complaint, summons, citation, notice,
                                    directive, order, claim, litigation,
                                    investigation, judicial or administrative proceeding, judgment, letter or other written communication from any Governmental
                                    Authority or any third party involving
                                    violations of Environmental Laws or Releases of Hazardous Materials:

                                    (a)      from any assets, properties or
                                             businesses of the Borrower,
                                             Spacenet or any predecessor in
                                             interest;

                                    (b)      from or onto any adjoining
                                             properties or businesses; or

                                    (c)      from or onto any facilities which
                                             received Hazardous Materials
                                             generated by the Borrower, Spacenet
                                             or any predecessor in interest.

     ENVIRONMENTAL LAWS             All Applicable Laws concerning health,
                                    safety, biodiversity, Hazardous Materials or matters related to pollution or protection of the environment.

     EVENT OF DEFAULT               Any of the events set out in Section 16
                                    (Events of Default) of this Agreement.

     FACILITY The Dollar term loan facility granted by the Lender to the Borrower under the Facility Agreement.

     FACILITY AGREEMENT             The agreement between the Lender and
                                    Borrower dated December 28, 2000 creating a
                                    US Dollar denominated loan facility of a principal amount of up to $108,000,000 including all amendments thereto as set forth in the Recitals above.

     FINAL MATURITY DATE            July 2, 2012, or such earlier date on which
                                    all obligations of the Borrower shall become due and payable (whether by acceleration or otherwise) in accordance with the terms of this Agreement.

     GAAP Generally accepted accounting principles of a designated country, consistently applied.

     GOVERNMENTAL AUTHORITY         Any government, governmental department,
                                    ministry, cabinet, commission, board,
                                    bureau, agency, tribunal, regulatory
                                    authority, instrumentality, judicial,
                                    legislative or administrative body or
                                    entity, domestic or foreign, federal,
                                    national, state, regional, provincial or local, having or exercising jurisdiction over the matter or matters in question.

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                                                                               5

     HAZARDOUS MATERIALS            Any natural or artificial substance or
                                    emission (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) which is:

                                    (a)      capable of causing harm to man or
                                             any other living organism or
                                             damaging the environment or public
                                             health or welfare including but not
                                             limited to any controlled, special,
                                             hazardous, toxic, radioactive or
                                             dangerous waste;

                                    (b)      defined as or included in the
                                             definition of "hazardous
                                             substances", "hazardous waste",
                                             "restricted hazardous waste",
                                             "toxic substance", "toxic
                                             pollutant", "contaminant" or
                                             "pollutant" or words of similar
                                             import under any Applicable Law; or

                                    (c)      with respect to which any handling,
                                             transportation, disposal or release
                                             into the environment or any human
                                             exposure is prohibited, limited or
                                             otherwise regulated by any
                                             Governmental Authority by reason of
                                             its hazardous nature.

     INDEBTEDNESS                   Any indebtedness in respect of:

                                    (a)      moneys borrowed or debit balances
                                             at banks and other financial
                                             institutions;

                                    (b)      any charge, bond, note, loan stock
                                             or other security;

                                    (c)      any acceptance or documentary
                                             credit;

                                    (d)      receivables sold or discounted
                                             (otherwise than on a non-recourse
                                             basis);

                                    (e)      the acquisition cost of any asset
                                             to the extent payable before or
                                             after the time of acquisition or
                                             possession by the party liable
                                             where the advance or deferred
                                             payment is arranged primarily as a
                                             method of raising finance or
                                             financing the acquisition of that
                                             asset;

                                    (f)      any lease entered into primarily as
                                             a method of raising finance or
                                             converting fixed assets into liquid
                                             assets;

                                    (g)      any currency swap or interest rate
                                             swap, cap or collar arrangement or
                                             any other derivative or hedging
                                             instrument;

                                    (h)      any amount raised under any other
                                             transaction having the commercial
                                             effect of a borrowing or raising of
                                             money;

                                    (i)      any guarantee, indemnity or similar
                                             assurance against financial loss of
                                             any Person; or

                                    (j)      the available amount of all letters
                                             of credit issued for the account of
                                             any Person, other than letters of
                                             credit issued in connection with
                                             trade transactions issued in the
                                             ordinary course of business.

     INDENTURE                      The indenture to be executed, prior to the
                                    Effective Date, between the Trustee and the Borrower governing the New Notes.

     INTEREST PAYMENT               The last day of each Interest Period.
     DATES

     INTEREST                       PERIOD As determined in accordance with
                                    Section 6.3 (Interest Periods) or, with
                                    respect to interest at the Post-Default
                                    Rate, Section 6.4 (Default Interest).

     LIBOR For any Interest Period the rate of interest per six months loans equal to:

                                    (a)      the rate (rounded upwards, if
                                             necessary, to the nearest 1/16th of
                                             one percent) which is the offered
                                             rate at or about 11:00am London
                                             time two (2) Business Days prior to
                                             the commencement of such Interest
                                             Period for Dollar deposits
                                             for a period equal to such Interest
                                             Period which appears on the page
                                             "LIBOR 01" on the Reuters Monitor
                                             Money Rates Service (or such other
                                             page or service as may replace it)
                                             and, in the absence of any such
                                             replacement page or service, such
                                             other page of such other service as
                                             the Lender and the Borrower may
                                             agree; or

                                    (b)      if no such rate appears on such
                                             Reuters page or the Lender
                                             determines that no rate for a
                                             period of comparable duration to
                                             the relevant Interest Period
                                             appears on such Reuters page or the
                                             Lender determines that no such
                                             Reuters page or service is
                                             available at the relevant time, the
                                             arithmetic mean (rounded upwards,
                                             if necessary, to the nearest 1/16th
                                             of one percent) of the rates per
                                             annum as supplied to the Lender at
                                             its request, quoted by three
                                             reference banks selected by the
                                             Lender to leading banks in the
                                             London interbank market in the
                                             ordinary course of business, at or
                                             about 11:00am London time two (2)
                                             Business Days prior to the
                                             commencement of such Interest
                                             Period for the offering of Dollar
                                             deposits to the Lender in an amount
                                             comparable to the amount upon which
                                             interest is accruing, and for a
                                             period comparable to such Interest
                                             Period for delivery on the first
                                             day of that Interest Period.

     LIBOR OVERNIGHT RATE           as of any date, for any Interest Period in
                                    respect of interest at the Post-Default Rate pursuant to Section 6.4 (Default Interest), the rate per annum, equal to:

                                    (a)      the rate (rounded upwards if
                                             necessary, to 1/16th of one
                                             percent) which is the offered rate
                                             at or about 11.00 am London time
                                             two (2) Business Days prior to the
                                             commencement of such Interest
                                             Period for Dollar deposits for a
                                             period equal to one day which
                                             appears on the page "RMEY" on the
                                             Reuters Monitor Money Rates Service
                                             (or such other page or service as
                                             may replace it) and, in the absence
                                             of any such replacement page or
                                             service, such other page of such
                                             other service as the Lender and the
                                             Borrower may agree; or

                                    (b)      if no such rate appears on such
                                             Reuters page or the Lender
                                             determines that no rate for a
                                             period of one day appears on such
                                             Reuters page or the Lender
                                             determines that no such Reuters
                                             page or service is available at the
                                             relevant time, the arithmetic mean
                                             (rounded upwards, if necessary, to
                                             the nearest 1/16th of one percent)
                                             of the rates per annum as supplied
                                             to the Lender at its request,
                                             quoted by three reference banks
                                             selected by the Lender to leading
                                             banks in the London interbank
                                             market in the ordinary course of
                                             business, at or about 11:00am
                                             London time two (2) Business Days
                                             prior to the commencement of such
                                             day for the offering of Dollar
                                             deposits to the Lender in an amount
                                             comparable to the amount upon which
                                             interest is accruing, and for a
                                             period equal to one day.

       MATERIAL ADVERSE             Any effect or event, other than the events
       EFFECT                       indicated in the Chapter 11 proceedings with
                                    regard to Starband, the Section 350
                                    Proceedings, the Section 304 Proceedings and in the information set forth in EXHIBIT D, which is materially adverse or materially prejudicial to:

                                    (a)      the business, properties,
                                             operations, prospects or condition
                                             (financial or otherwise) of the
                                             Borrower, Spacenet, or Starband;

                                    (b)      the ability of the Borrower,
                                             Spacenet or Starband to perform its
                                             obligations hereunder or under any
                                             other Revised Transaction Document
                                             to which it is a party;

                                    (c)      the validity, perfection or
                                             priority of a Security Interest
                                             arising under the Revised
                                             Transaction Documents; or

                                    (d)      the rights, powers and remedies of
                                             the Lender under this Agreement or
                                             any other Revised Transaction
                                             Document or the legality, validity
                                             or enforceability of this Agreement
                                             or any other Revised Transaction
                                             Document.

     NEW NOTES                      4% Convertible Notes of the Borrower due
                                    2012 to be issued to the Noteholders and the Lender following the approval of the Arrangement by the Court.

     NEW NOTEHOLDERS                The holders of New Notes.

     NOTEHOLDERS                    The holders of the 4.25% Convertible
                                    Subordinated  Notes due 2005 that were
                                    issued by the Borrower.

     OBLIGATIONS                    Each of:

                                    (a)      the obligations of the Borrower to
                                             pay, as and when due and payable
                                             (by scheduled maturity or
                                             otherwise), all amounts from time
                                             to time owing by it in respect of
                                             any Revised Transaction Document to
                                             which it is a party, whether for
                                             principal, interest (including,
                                             without limitation, all interest
                                             that accrues after the commencement
                                             of any case, proceeding or other
                                             action relating to bankruptcy,
                                             insolvency or reorganization of the
                                             Borrower, whether or not a claim
                                             for post-filing interest is allowed
                                             in such proceeding), fees,
                                             commissions, expense
                                             reimbursements, indemnifications or
                                             otherwise, and

                                    (b)      the obligations of the Borrower to
                                             perform or observe all of its other
                                             obligations from time to time
                                             existing under any Revised
                                             Transaction Document to which it is
                                             a party.

     OPTION The Stock Purchase Option granted by Spacenet in favour of the Lender or any of its wholly owned subsidiaries on December 28, 2000.

     ORDINARY SHARES                The ordinary shares, par value NIS 0.01 each
                                    of the Borrower.

     ORIGINAL LOAN AMOUNT           The original $108,000,000 lent to the
                                    Borrower on the Drawdown Date.

     OTHER BANKS                    Bank Leumi Le-Israel B.M. and the Israel
                                    Discount Bank Ltd.

     OUTSTANDING                    BALANCE Means at any given time, the
                                    Principal decreased by any Principal
                                    Instalment Amounts paid to the Lender and increased by any accrued and unpaid interest.

     PARTIAL PAYMENT (FIRST)        The First Partial Repayment shall mean the
                                    repayment of $6,000,000 on account of the principal of the Original Loan Amount along with $1,524,312 of interest as per the amendment to the Facility Agreement dated
                                    July 8, 2002.

     PARTIAL PAYMENT (SECOND)       The Second Partial Payment shall mean the
                                    conversion of $30,600,000 of the Original
                                    Loan Amount by the issuance to the Lender of 18,488,590 Ordinary Shares and $5,100,000
                                    principal amount of New Notes, effected on the date hereof.

     PERMITTED SECURITY  INTERESTS  Any of the following:

                                    (a)      with respect to Spacenet, any
                                             Security Interest created by
                                             Spacenet over the Collateral
                                             pursuant to the Pledge Agreement;

                                    (b)      with respect to the Borrower, any
                                             Security Interests created by the
                                             Borrower with regard to the
                                             Additional Collateral pursuant to
                                             the Additional Pledge Agreement;

                                    (c)      with respect to the Borrower, the
                                             Debenture and the first priority
                                             floating charge to be created in
                                             favour of the Lender and the Other
                                             Banks, pursuant to the Arrangement
                                             and the second priority floating
                                             charge to be created in favour of
                                             the Noteholders pursuant to the
                                             Arrangement;

                                    (d)      with respect to any other Person,
                                             any Security Interest set forth in
                                             EXHIBIT E.

                                    (e)      the Security Interests created by
                                             the Borrower with respect to land
                                             and building forming part of Parcel
                                             No. 108 of Block 6640 and any
                                             proceeds received from the sale
                                             thereof, regardless to the date on
                                             which such Security Interests will
                                             be officially registered;

                                    (f)      any Security Interests created by
                                             the Borrower over future
                                             uncollected book debts and
                                             receivables up to an aggregate
                                             amount of US$15,000,000 with
                                             respect to goods and services to be
                                             provided by the Borrower in the
                                             ordinary course of business to bona
                                             fide customers (i.e. - upon the
                                             condition that such debts and
                                             receivables are incurred after the
                                             Effective Date); provided that (i)
                                             provided that such Security
                                             Interests are granted only to banks
                                             or similar financial institutions
                                             as security for credit facilities
                                             (including then provision of
                                             guarantees for the account of the
                                             Borrower) the purpose of such
                                             credit facilities being to
                                             facilitate the same transaction on
                                             account of which such uncollected
                                             book debts and receivable are
                                             payable, and (ii) such uncollected
                                             book debts and receivables over
                                             which Security Interests are
                                             granted as aforesaid constitute no
                                             more than 50% of the purchase price
                                             which the Borrower, acting
                                             reasonably and prudently, assesses
                                             as being payable in respect of the
                                             goods and services provided or to
                                             be provided by the Borrower within
                                             the framework of the aforesaid
                                             transaction;

                                    (g)      any Security Interests created by
                                             the Borrower over an asset which
                                             secures Indebtedness incurred for
                                             the purpose of financing the
                                             acquisition of that asset, provided
                                             that the amount of Indebtedness so
                                             secured does not exceed the cost of
                                             that acquisition and that any such
                                             Security Interest shall attach to
                                             the relevant asset
                                             contemporaneously with the
                                             acquisition of such asset;


                                    (h)      any Security Interests created by
                                             the Borrower arising solely by
                                             operating of law, in order to
                                             secure the payment of Taxes,
                                             provided that the liability for the
                                             payment of such Taxes is incurred
                                             in the normal course of business
                                             and such Taxes are either not due
                                             and payable or are being contested
                                             in good faith and with respect to
                                             which, in either case, adequate
                                             reserves are being maintained;

                                    (i)      any Security Interests created by
                                             the Borrower in favor of the
                                             Lender; or

                                    (j)      any Security Interest to be created
                                             by the Borrower with the prior
                                             written consent of the Lender.

     PERMITTED                      INDEBTEDNESS Any Indebtedness consented to
                                    or to be consented to by the Lender pursuant to this Agreement which ranks either PARI
                                    PASSU with or after (such that it is
                                    subordinated to) the Indebtedness created hereunder.

     PERSON an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or Governmental Authority.

     PLEDGE AGREEMENT               The pledge agreement between Spacenet and
                                    the Lender dated on December 28, 2000.

     PLEDGED STOCK -- STARBAND      The Pledged Stock as defined in the Pledge
                                    Agreement.

     PLEDGED SHARES - SPACENET      The Pledged Shares as defined in the
                                    Additional Pledge Agreement.

     POST DEFAULT RATE LIBOR        Overnight Rate plus 5% per annum.

     POTENTIAL EVENT OF DEFAULT     Any event which may become an Event of
                                    Default, whether as a result of the passage of time, the giving of notice or the fulfilment of any other condition.

     POWERS As defined in the Pledge Agreement and /or in the Additional Pledge Agreement.

     PRINCIPAL                      $71,400,000.

     PRINCIPAL INSTALLMENT AMOUNT   Each Principal Installment Amount, as set
                                    forth in the Amortization Table attached as EXHIBIT F to be paid in each Principal payment date.

     PRINCIPAL PAYMENT              Each of the dates on which Principal shall
                                    be repaid as set forth in the DATE
                                    Amortization Table attached as EXHIBIT F.

     PROXY SOLICITATION             The proxy solicitation document dated
                                    January 6, 2003 distributed by the Borrower to its Creditors describing the proposed
                                    Arrangement and setting up dates for
                                    Noteholders meetings for the purpose of
                                    approving the Arrangement.

     REGISTRATION RIGHTS            Means the Registration Rights Agreement
                                    dated 15 February 2000 between AGREEMENT
                                    Microsoft G-Holdings Inc., Microsoft
                                    Corporation, StarBand and Spacenet.

     RELEASE Any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping, or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

     REMEDIAL ACTION                All actions taken to:

                                    (a)      monitor, assess, evaluate,
                                             investigate, clean up, remove,
                                             treat, remediate or contain or in
                                             any way address Hazardous Materials
                                             in the indoor or outdoor
                                             environment,

                                    (b)      prevent, mitigate or minimize any
                                             Release or threatened Release so
                                             that the Release or threatened
                                             Release does not mitigate or
                                             endanger or threaten to endanger
                                             public health or welfare or the
                                             environment; or

                                    (c)      perform pre-remedial investigations
                                             and studies, and post remedial
                                             operation and maintenance
                                             activities.

     REPAYMENT                      INSTALMENT An amount of Principal, to be
                                    repaid to the Lender on each Principal
                                    Payment Date, in accordance with EXHIBIT F.

     REVISED TRANSACTION DOCUMENTS  Each of the following:

                                    (a)      This Agreement;

                                    (b)      The Pledge Agreement;

                                    (c)      The Additional Pledge Agreement;

                                    (d)      The Debenture;

                                    (e)      the Option; and

                                    (f)      The Registration Rights Agreement.

     SECTION 350 PROCEEDINGS        All legal proceedings under Section 350 of
                                    the Israeli Companies Law, 1999 in
                                    Bankruptcy Case No. 1994/02 at the Court.

     SECTION 304 PROCEEDINGS        All legal proceedings in the Bankruptcy
                                    Court in Delaware that are ancillary to the
                                    Section 350 Proceedings.

     SECURITY INTEREST              Any mortgage, deed, deposit arrangement,
                                    pledge, claim, lien (statutory or other), charge, encumbrance, conditional sale, title retention, preferential right, priority, trust arrangement, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

     SECURITY INTEREST SHARING      The agreement among the Lender and the Other
                                    Banks with regard to the AGREEMENT
                                    Additional Collateral.

     SPACENET Spacenet Inc., a corporation duly organised and existing under the laws of the State of Delaware and a wholly-owned subsidiary of the Borrower.

     STARBAND Starband Communications Inc., a corporation duly organised and existing under the laws of the State of Delaware.

     STOCKHOLDERS' AGREEMENT        as defined in the Pledge Agreement.

     SUBSIDIARY                     as to any Person, any corporation of which
                                    more than 50% of the outstanding Capital
                                    Stock having (in the absence of
                                    contingencies) ordinary voting power to
                                    elect directors (or Persons performing
                                    similar functions) of such corporation is, at the time of determination, owned directly, or indirectly through one or more intermediaries, by such Person.

     TAX Taxes, documentary taxes, stamp taxes, value added taxes, transaction taxes, cash reserve obligations, withholding taxes, registration and other similar taxes), withholdings, levies, imposts, duties, charges, compulsory loans, fees, assessments, surcharges, deductions, other compulsory payments and similar charges of whatever nature and howsoever arising that are now or at any time hereinafter imposed, assessed, charged, levied, collected, demanded, withheld or claimed, by the State of Israel, the United States of America, any other applicable jurisdiction or any Governmental Authority thereof or therein (including any penalty or interest or other liabilities payable in connection with any of the foregoing).

     TRUSTEE                        The Bank of New York.

       1.2 In this Agreement, words and defined terms denoting the singular number include the plural and vice versa and the use of any gender shall be applicable to all genders.

       1.3 The recitals, schedules, appendices, annexes and exhibits to this Agreement form an integral part hereof.

       1.4 Section headings used in this Agreement are for the sake of convenience only and shall not affect the interpretation hereof.

       1.5 Unless otherwise indicated herein, all references to time of day refer to Tel Aviv time on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding", provided, however, that with respect to a computation of fees or interest payable to the Lender, such period shall in any event consist of at least one full day.

       1.6 All accounting terms not specifically defined herein shall, in relation to any Person, be construed in accordance with generally accepted accounting principles and practices, consistently applied, in conformity with those used in the preparation of such Person's financial statements except as otherwise provided herein. All financial calculations to be made hereunder shall be made in accordance with generally accepted financial practices.

       1.7 All references in any Revised Transaction Document to clauses, sections, articles, schedules, annexes and exhibits are to clauses, sections, articles, schedules and exhibits in or to such Revised Transaction Document unless otherwise specified therein. The words "hereof," "herein" and "hereunder" and words of similar import when used in a Revised Transaction Document shall refer to such Revised Transaction Document as a whole and not to any particular provision of such Revised Transaction Document.

       1.8 References in any Revised Transaction Document to any statute, decree or regulation shall be construed as a reference to such statute, law, decree or regulation as re-enacted, redesignated, amended or extended from time to time and references in any Transaction Document to any document or agreement shall be deemed to include references to such document or agreement as amended, varied, supplemented or replaced from time to time.

       1.9 References to any representation by any Person or by any officer thereof being to the best of such Person's knowledge shall be deemed to be the best of such Person's knowledge after due inquiry.

       1.10 If any amount to be determined or measured pursuant to any of the Revised Transaction Documents relates to a transaction in a currency other than Dollars, such determination shall be made by converting such currency by reference to the buying spot market rate of exchange on the date of such transaction.

       1.11 Any reference in this Agreement to a "month" or a period of one or more "months" means a period beginning in one calendar month and ending in the following calendar month on the day numerically corresponding to the day of the calendar month in which such period started, provided that if such period started on the last day in a calendar month, or if there is no such numerically corresponding day, such period shall end on the last day in the following calendar month (and "month" shall be construed accordingly).

1.A. With effect from the Effective Date, the Facility Agreement shall be amended and restated so it shall be replaced by this Agreement (including its annexes, exhibits and schedules), and for avoidance of doubt, this Agreement shall supersede the Facility Agreement and shall constitute the definitive and binding version of the Facility Agreement, as amended and revised by this Agreement.

2.     FACILITY

       2.1    FACILITY

              Subject to the terms of the Facility Agreement, the Lender advanced the Original Loan Amount to the Borrower on December 29, 2000. There is no further commitment to lend money to the Borrower. As of the Effective Date, the parties agree and acknowledge that the Principal is $71,400,000 (seventy one million and four hundred thousands U.S. dollars), subject to Section 6.3
              (a) below.

       2.2    AVAILABILITY PERIOD

              Not Applicable.

       2.3    DRAWDOWN

              Not Applicable.

       2.4    DRAWDOWN REQUEST

              Not Applicable

       2.5    PURPOSE

              The Principal shall be used for general corporate purposes.

3.     CONDITIONS PRECEDENT

       3.1    CONDITIONS PRECEDENT

              The entrance of this Agreement into effect, including the agreement of the Lender to accept the Second Partial Payment is subject to (A) the procurement of the approval by the Court of the Arrangement as voted for by the Lender in the Creditors meeting and subject to the terms thereof by no later than March 31, 2003, and (B) the fulfilment, on or before the Effective Date, of each of the following conditions precedent, to the satisfaction of the Lender, unless waived in accordance with the provisions of Section
              3.2 (Waiver):

              (a) The Borrower shall have paid all fees, costs, expenses, taxes and duties then payable by the Borrower pursuant to this Agreement.

              (b) The presentation for its approval PRIOR TO EXECUTION of the Indenture and other pertinent agreements concerning the New Notes.

              (c) The representations and warranties of the Borrower contained in Section 14 (Representations and Warranties) of this Agreement and in any other Revised Transaction Document, certificate or instrument delivered to the Lender pursuant hereto shall be correct.

              (d) The execution of this Agreement shall not contravene any Applicable Law.

              (e) The Lender shall have received the following, each in form and substance reasonably satisfactory to the Lender and, unless indicated otherwise:

                     (i)    a copy of the Indenture, duly executed by Borrower;

                     (ii) the Additional Pledge Agreement and the Debenture, duly executed by Borrower;

                     (iii) all certificates representing the Spacenet Pledged Shares together with the Powers and, appropriate pledge notice, duly executed by Borrower, for filing with the Companies Registrar, or in such office or offices as may be necessary or, in the reasonable opinion of the Lender, desirable to perfect the Security Interests purported to be created by the additional Pledge Agreement;

                     (iv) a copy of the resolutions adopted by the Board of Directors of the Borrower, certified by authorised officers thereof authorising (x) the transactions contemplated hereby, and (y) the execution, delivery and performance by the Borrower of each Revised Transaction Document to which it is a party and the execution and delivery of the other documents to be delivered by the Borrower in connection herewith and therewith, unless authorised previously;

                     (v) a certificate or resolution of an authorised officer of the Borrower, certifying the names and true signatures of the officers of the Borrower, authorised to sign each Revised Transaction Document to which the Borrower will be a party and the other documents to be executed and delivered by the Borrower in connection herewith, together with evidence of the incumbency of such authorised officers, unless certified previously;

                     (vi) a copy of the certificate of incorporation, memorandum and articles of association or other constitutional documents of the Borrower and Spacenet certified by an authorised officer of the Borrower and Spacenet, as appropriate;

                     (vii) an opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., special counsel to the Borrower, in form and substance reasonably satisfactory to the Lender;

                     (viii) an opinion of Sherman & Sterling, special counsel to the Borrower on matters affecting U.S. law which are relevant to the effectiveness of this Agreement;

                     (ix) a certificate of the chief executive officer or the chief financial officer of the Borrower, certifying that Borrower owns all the issued and outstanding shares of Common Stock of Spacenet, together with written confirmation from Ernst & Young or the Borrower's legal counsel that such shares of Spacenet constitute 100% of the issued and outstanding Capital Stock of Spacenet.

                     (x) a certificate from the appropriate official of the State of Delaware certifying as to the existence in good standing of and the payment of taxes by, Spacenet in such state; and

                     (xi) such other agreements, instruments, approvals, opinions and other documents as the Lender may reasonably request.

              (f) All proceedings in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be satisfactory to the Lender and its special counsel, and the Lender and such special counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Lender or such special counsel may reasonably request.

              (g) All necessary permits, consents, approvals or licences required from any Governmental Authority for the execution of this Agreement or the consummation of the transactions contemplated hereby shall have been received and shall be in full force and effect.

              (h) The Lender shall have determined, in its sole judgment, that no event having a Material Adverse Effect shall have occurred from the date of the Proxy Solicitation up to the Effective Date.

              (j) All necessary permits, consents, approvals or licences if and to the extent required from the U.S. Securities and Exchange Commission ("SEC") and NASDAQ would have been received allowing for free tradability of the Ordinary Shares and New Notes issued to the Lender under the Arrangement, subject only to the limitations on sales of securities imposed on "affiliates" of an issuer.

       3.2    WAIVER

              The Lender may, in its sole discretion, waive any of the conditions precedent set out in Clause 3.1 (Conditions Precedent), either with or without imposing any conditions thereto.

       3.3    CLOSING

              The closing of this Agreement shall take place at the offices of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. Law Offices, 1 Azrieli Center, Tel Aviv, Israel at 10:00 a.m. Israel time, on the Effective Date, or, if at such time any condition set forth in
              Section 3.1 above has not been fulfilled or waived in accordance with the provisions of Section 3.2 (Waiver), as soon as practicable after all the conditions precedent set forth in
              Section 3.1 above have been fulfilled or waived in accordance with the provisions of Section 3.2 (Waiver), but not later than March 31, 2003 or on such later time as may be mutually agreed to in advance and in writing by Lender and the Borrower.


       At the closing, the following transactions shall take place simultaneously:

              (i)    this Agreement will enter into effect;

              (ii) the issuance by the Borrower, pursuant to the Arrangement, of 202,083,908 Ordinary Shares to the Noteholders (including the Lender) and additional 18,488,590 Ordinary Shares to the Lender;

              (iii) the entrance into effect of the Indenture and other pertinent agreements concerning the New Notes;

              (iv) the issuance by the Borrower of the New Notes to the Trustee pursuant to the Arrangement; and

              (v) the entrance into effect of the Debenture and the Additional Pledge Agreement, in accordance with the terms thereof.

              (vi) The cancellation of the 4.25% Convertible Subordinated Notes due year 2005 of the Borrower, pursuant to the Arrangement.

              (vii) The Borrower shall deliver to the Lender: (a) appropriate pledge notices concerning the Debenture and the Additional Pledge Agreement, duly executed by Borrower, for filing, by the Lender, with the Israeli Companies Registrar, within the period provided for by Applicable Law; and (b) notice of issuance to the Israeli Companies Registrar, with regards to the issuance of the Ordinary Shares referred to in sub-section 3.3 (ii) above, to be filed by the Borrower, within the period provided for by Applicable Law, which shall bear all applicable duties and expenses in relation to said filing.

              Provided that, none of the foregoing transactions in this Section 3.3, whether initiated by the Borrower or by any other party, shall be deemed to have taken place, and no document or certificate shall be deemed to have been delivered, until all such transactions have been completed and all such documents have been delivered.

4.     REPAYMENT

       The Borrower shall repay the Principal in full by equal consecutive Repayment Instalments on Principal Payment Dates which shall coincide starting July 2, 2005 with the Interest Payment Dates, all as set forth in the Amortisation Table attached hereto as EXHIBIT F. Any amount of the Principal which is repaid may not be re-borrowed.

5.     PREPAYMENT

       5.1    PREPAYMENT UPON EXECUTION OF THIS AGREEMENT

              (a) The parties agree that the Second Partial Payment of the Original Loan Amount shall be effective as of January 2, 2003, subject to the fulfilment of the conditions specified above.

       5.2    VOLUNTARY PREPAYMENT

              (a) The Borrower may, at any time, by giving not less than 30 days' prior written notice to the Lender, prepay the Principal, in whole or in part, without penalty or premium, provided only that any such prepayment shall made upon an Interest Payment Date, that it shall be made in multiples of $500,000 each and provided further that all other sums due and payable under this Agreement shall be paid simultaneously with such prepayment.

              (b)    Any notice provided by the Borrower pursuant to this
                     Section 5.2 shall be irrevocable and shall specify the date fixed for prepayment, and the aggregate of the portion of the Principal and the interest thereon to be paid on the prepayment date.

       5.3    MISCELLANEOUS PROVISIONS

              (a) Any prepayments under this Agreement shall be made together with accrued interest and all other amounts accrued and payable under this Agreement and shall be applied to instalments of Principal in the inverse order of maturity.

              (b) No prepayment is permitted except in accordance with the express terms of this Agreement.

              (c) No amount prepaid under this Agreement may subsequently be re-borrowed.


       5.4    MANDATORY PREPAYMENT

              All mandatory repayment shall be made upon Interest Payment Dates.

6.     INTEREST

       6.1    RATE OF INTEREST

              The rate of interest applicable to the Outstanding Balance for each Interest Period shall be LIBOR plus 2.5% per annum. Interest shall accrue from and include the first day of an Interest Period, but exclude the last day of such Interest Period.

       6.2    PAYMENT OF INTEREST

              (a) The Borrower shall pay interest on the Outstanding Balance in arrears on each Interest Payment Date, and at maturity (whether upon demand, by acceleration or otherwise).

              (b) All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

       6.3    INTEREST PERIODS

              (a) The initial Interest Period in respect of the Outstanding Balance shall commence on January 2, 2003 and shall end on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is six (6) months thereafter.

              (b) Each subsequent Interest Period shall commence on the last day of the preceding Interest Period and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is six (6) months thereafter.

              (c) If any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the preceding Business Day.

              (d) No Interest Period shall end on a date which is later than the Final Maturity Date.

              (e) Any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

              (f) The Lender, with the agreement of the Borrower, may make such adjustments to the duration of Interest Periods.

       6.4    DEFAULT INTEREST

              (a) If the Borrower fails to pay any amount payable by it hereunder, it shall forthwith on demand by the Lender pay interest on the overdue amount from the due date up to the date of actual payment (before and after judgement), at the Post-Default Rate.

              (b) For the purposes hereof, any amount payable by the Borrower on demand shall be deemed overdue when a demand has been made for the payment thereof and the amount has not been paid.

              (c) Upon the occurrence and during the continuance of an Event of Default, the Outstanding Balance and (to the extent permitted by law) interest and other amounts which are not paid when due, shall bear interest until such amount is paid in full at a fluctuating interest rate per annum equal at all times to the Post-Default Rate.

              (d) Interest at the Post-Default Rate shall be payable on demand.

              (e) Interest Periods in respect of interest at the Post-Default Rate shall be of one (1) day's duration.

              (f) Interest at the Post-Default Rate will be compounded on a quarterly basis.

       6.5    DETERMINATION BY LENDER

              Each determination by the Lender of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.


7.     PAYMENTS

       7.1    PLACE

              All payments by the Borrower under this Agreement shall be made to the Lender, by means of the Lender debiting the Borrower's account with the Lender (bank account no. 156677, at branch no. 616), or in such other manner as the Lender may notify the Borrower. The Borrower hereby agrees and authorises the Lender to debit the said account of all sums due and payable under this Agreement without prior notice, provided only that the Lender shall notify the Borrower of any such debit within 3 Business Days thereof.

       7.2    TIME OF SETTLEMENT

              Payments under this Agreement to the Lender shall be made for value by no later than 11.00 am on the due date or at such times as the Lender may otherwise specify to the Borrower as being customary at the time for the settlement of transactions in US dollars.


       7.3    CURRENCY OF ACCOUNT AND PAYMENT

              (a) All amounts payable under this Agreement shall be paid in Dollars and in immediately available funds.

              (b) If in respect of any liability for any Obligation of the Borrower under any of the Revised Transaction Documents the Lender receives payment or that liability is converted into a claim, proof, judgment or order, in either case in a currency other than in the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed in the relevant document to be payable, then:

                     (i) the Borrower shall indemnify the Lender on demand by the Lender against any loss or liability resulting from the conversion;

                     (ii) if the amount received by the Lender, when converted into the Contractual Currency by the Lender, is less than the amount of the liability in the Contractual Currency, then the Borrower shall on demand by the Lender pay to the Lender an amount in the Contractual Currency equal to the difference; and

                     (iii) the Borrower shall on demand by the Lender pay to the Lender any exchange costs and taxes payable or paid in connection with any conversion referred to in this Section 7.3.


       7.4    NO SET-OFF OR COUNTERCLAIM

              All payments made by the Borrower under this Agreement shall be made without defence, retention, set-off or counterclaim and free and clear of any deductions or charges.

       7.5    NON-BUSINESS DAYS

              (a) If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

              (b) During any extension of the due date for payment of any Principal Instalment Amount under this Section 7.5 (Non-Business Days) interest is payable on that Principal Instalment Amount at the rate payable on the original due date.

       7.6    PARTIAL PAYMENTS

              (a) If the Lender receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under this Agreement, the Lender shall apply that payment towards the Obligations of the Borrower under this Agreement in the following order:

                     (i) FIRST, in or towards payment pro rata of any unpaid fees and expenses, costs, and indemnities of the Lender;

                     (ii) SECONDLY, except as set out in (iii), in payment of all amounts of interest and, to the extent it has not already been paid, default interest due and payable;

                     (iii) THIRDLY, in payment of all amounts of Principal, then outstanding due and payable;

                     (v) FOURTHLY, in or towards payment pro rata of any other sums due but unpaid hereunder.

              (b) Section 7.6 (a) above shall override any appropriation made by the Borrower.

       7.7    ACCOUNTS

              The Lender shall maintain in accordance with its usual practice accounts recording the amounts from time to time owing by the Borrower to the Lender under this Agreement. In any legal proceeding and otherwise for the purposes of this Agreement, the entries made in such accounts shall, in the absence of manifest error, constitute prima facie evidence as to the existence and amount of the obligations of the Borrower recorded in such accounts.

8.     TAXES

       8.1    GROSS-UP

              All payments by the Borrower hereunder shall be made without any deduction and free and clear of and without any deduction for or on account of any Taxes, except to the extent that the Borrower is required by law to make payment subject to any deduction or withholding of any Taxes. If any Tax or amounts in respect of Tax must be deducted, or any other deductions must be made, from any amounts payable or paid by the Borrower, the Borrower shall pay such additional amounts as may be necessary to ensure that the Lender receives a net amount equal to the full amount which it would have received had payment not been made subject to Tax (other than Tax on the overall net income of the Lender or the overall net income of a division or branch of the Lender) or other deduction.

       8.2    TAX RECEIPTS

              All Taxes required by law to be deducted by the Borrower from any amounts paid or payable hereunder shall be paid by the Borrower when due and the Borrower shall, within fifteen (15) days of the payment being made, deliver to the Lender evidence satisfactory to the Lender (including all relevant tax receipts) that the payment has been duly remitted to the appropriate authority.

       8.3    TAX INDEMNITY

              The Borrower will indemnify the Lender for the amount of Taxes with respect to payments under this Agreement paid by the Lender and any liability (including penalties, interest and expenses for non-payment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be paid within thirty
              (30) days from the date on which the Lender makes written demand, which demand shall identify the nature and amount of Taxes for which indemnification is being sought and the basis of the claim.

9.     MARKET DISRUPTION

       9.1    MARKET DISRUPTION

              If by reason of changes affecting the Dollar market, the Lender is unable, due to circumstances beyond its control, to determine the interest rate applicable to the Outstanding Balance, or the Lender otherwise determines that adequate and fair means do not exist for ascertaining the applicable interest rate, then the Lender shall promptly notify the Borrower of the fact that this Section 9 (Market Disruption) is in operation.

       9.2    ALTERNATIVE BASIS FOR INTEREST

              (a) If a notification under Section 9.1 (Market Disruption) is made at any time under this Agreement, then, notwithstanding any other provision of this Agreement, within five (5) Business Days of receipt of the notification, the Borrower and the Lender shall enter into negotiations for a period of not more than thirty (30) days with a view to agreeing on an alternative basis for determining the rate of interest.

              (b) If no alternative basis is agreed, the Lender shall certify on or before the last day of the Interest Period to which the notification relates, an alternative basis for determining the rate of interest applicable to the Principal, which shall reflect the cost to the Lender of funding the Outstanding Balance from whatever sources the Lender, acting in its good faith judgement, may select plus 2.5% per annum.

       9.3    REVIEW

              So long as any alternative basis for the ascertaining of the interest rate or funding is in force, the Lender, in consultation with the Borrower shall from time to time, but not less than monthly, review whether or not the circumstances referred to in
              Section 9.1 (Market Disruption) still prevail with a view to returning to the original provisions of this Agreement. Upon any return to the normal provisions of this Agreement, the Outstanding Balance shall be continued for an Interest Period expiring on the next Interest Payment Date which would have applied pursuant to
              Section 6.3 (Interest Periods) if the provisions of this Section 9 (Market Disruption) had not been operating.

10.    INCREASED COSTS

       10.1   INCREASED COSTS

              If the Lender shall have determined that, after the date of this Agreement, the adoption or implementation of or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority (including relating to taxation, or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control), or compliance by the Lender or any Person controlling the Lender with any directive of or guideline from any central bank or other Governmental Authority or the introduction of or change in any accounting principles applicable to the Lender or any Person controlling the Lender (in each case, whether or not having the force of law), shall:

              (a) change the basis of taxation of payments to the Lender or any Person controlling the Lender of any amounts payable hereunder (except for taxes on the overall net income of the Lender or any Person controlling the Lender);

              (b) impose, modify or deem applicable any reserve, special deposit or similar requirement against the Outstanding Balance or against assets of or held by, or deposits with or for the account of, or credit extended by the Lender or any Person controlling the Lender; or

              (c) impose on the Lender or any Person controlling the Lender any other condition regarding this Agreement or the Outstanding Balance,

              and the result of any event referred to in clauses (a), (b) or (c) above shall be: (i) to cause the Lender to incur an additional cost as a result of its having entered into, or performing, maintaining or funding its obligations hereunder or (ii) to reduce any amount received or receivable by the Lender hereunder, then, upon demand by the Lender, the Borrower shall pay to the Lender such additional amounts as will compensate the Lender for such increased costs or reductions in amount.

       10.2   CHANGES IN CAPITAL GUIDELINES

              If the Lender shall have determined that, after the date of this Agreement, any Capital Guideline or adoption or implementation of, or any change in, any Capital Guideline by the Governmental Authority charged with the interpretation or administration thereof, or compliance by the Lender or any Person controlling the Lender with any Capital Guideline or with any request or directive of any such Governmental Authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either:

              (a) affects or would affect the amount of capital required or expected to be maintained by the Lender or any Person controlling the Lender, and the Lender determines that the amount of such capital is increased as a direct or indirect consequence of the Advance being made or maintained or other obligations hereunder; or

              (b) has or would have the effect of reducing the rate of return on the Lender or any such other controlling Person's capital to a level below that which the Lender or such controlling Person could have achieved but for such circumstances as a consequence of the Advance made or maintained, or the Lender's or such other controlling Person's other obligations hereunder

              (in each case, taking into consideration the Lender's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by the Lender, the Borrower shall pay to the Lender from time to time such additional amounts as will compensate the Lender for such cost of maintaining such increased capital or such reduction in the rate of return on the Lender's or such other controlling Person's capital.

       10.3   CERTIFICATE

              A certificate of the Lender claiming compensation under this
              Section 10 (Increased Costs) specifying the event herein above described and the nature of such event shall be submitted by the Lender to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, the Lender's reasons for invoking the provisions of this Section 10 (Increased Costs), and shall be final and conclusive absent manifest error.

       10.4   OPTIONAL PREPAYMENT

              If increased costs have been and continue to be payable to the Lender in accordance with Clause 10.1 (Increased Costs) for a period in excess of thirty (30) days, the Borrower shall have the right, and on last day of the current Interest Period, upon not less than thirty (30) days' prior written notice to the Lender (which notice shall be irrevocable and shall bind the Borrower to make the prepayment specified below) and upon payment of all accrued interest and amounts due under Section 5 (Prepayment) and
              Section 10 (Increased Costs) on the amount to be prepaid, to prepay all or, as the case may be, that portion of the Outstanding Balance with respect to which the Lender informs the Borrower that amounts are being charged under Section 10 (Increased Costs).

       10.5   MITIGATION

              If the Lender requests compensation under Section 10 (Increased Costs), then the Lender shall use reasonable efforts to designate a different lending office for booking the Outstanding Balance hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if in the reasonable judgment of the Lender, such designation or assignment
              (a) would eliminate or reduce amounts payable pursuant to Section 10 (Increased Costs), in the future and (b) would not subject the Lender to an unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.

11.    ILLEGALITY

       11.1   ILLEGALITY

              Notwithstanding any other provision of this Agreement, if, subsequent to the date of this Agreement, a continuance of the Outstanding Balance has been made:

              (a)    unlawful by any change made in any Applicable Law;

              (b) impossible, by compliance by the Lender with any request of a Governmental Authority (whether or not having force of law); or

              (c) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the London interbank dollar market,

              the Borrower shall, upon notice by the Lender (but subject to the approval of the appropriate Governmental Authorities, which the Borrower agrees to take all reasonable steps to obtain as quickly as possible, if such approval is then required), prepay in full and on last day of the current Interest Period or the passage of sixty (60) Business Days, whichever is later, unless the effect of the Applicable Law, request or contingency requires earlier or immediate repayment, in which case, on such earlier date or immediately, as relevant, that portion of the Outstanding Balance affected thereby together with all accrued interest and amounts due under Section 10 (Increased Costs) (if any) thereon and all amounts, if any, determined by the Lender to be payable to it pursuant to Section 12 (Breakage) hereof.

       11.2   NOTICE OF ILLEGALITY

              If Section 11.1 (Illegality) is applicable, the Lender shall forthwith so notify the Borrower, by means of a certificate which specifies in reasonable detail the nature of such illegality or impossibility. The Lender will use its best efforts, and will discuss the same with the Borrower, in order to designate a different lending office and transfer the Outstanding Balance (or any portion thereof) thereto if such designation and transfer will avoid the need for giving such notice and will not, in the Lender's good faith judgment, be otherwise disadvantageous to the Lender. If such best efforts do not result in the transfer of the Outstanding Balance to a new lending office, then the Outstanding Balance shall be repaid in full in accordance with Section 11.1 (Illegality).

12.    BREAKAGE

       12.1   INDEMNITY FOR BREAKAGE COSTS

              The Borrower hereby agrees to indemnify the Lender against any loss or expense that the Lender actually sustains or incurs as a consequence of:

              (a) any failure to make a voluntary prepayment after notice of prepayment has been given by the Borrower;

              (b) any prepayment of the Outstanding Balance required by any provision of this Agreement;

              (c) any payment made on a date other than the last day of the Interest Period applicable thereto,

              (d)    any voluntary prepayment,

              (e) any default in payment or prepayment of the Outstanding Balance or any part thereof (including accrued interest), as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or

              (f)    the occurrence of any Event of Default.

              including, in each such case, any loss or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain the Outstanding Balance. Notwithstanding the above, the Borrower's liability to indemnify the Lender pursuant to clause (d) above shall be limited to interest differentials incurred by the Lender in liquidating or employing deposits of or borrowings from third parties in connection with such voluntary prepayment.

       12.2   NOTIFICATION OF BREAKAGE COSTS

              A certificate of the Lender setting forth in reasonable detail any amount or amounts that the Lender is entitled to receive pursuant to this Section 12 (Breakage) and the basis for the determination of such amount or amounts shall be delivered to the Borrower and shall be conclusive and binding absent manifest error.

13.    FEES

       The Borrower shall pay to the Lender all fees and other expenses incurred by the Lender in connection with this Agreement. In the event the Outstanding Balance is syndicated, pursuant to Section 25 (Assignment), an agency fee of $10,000 per annum shall be paid from the date of syndication and on each anniversary thereafter. All fees paid under this Agreement are non-refundable under all circumstances.

14.    REPRESENTATIONS AND WARRANTIES

       The Borrower hereby represents and warrants to the Lender as follows, as of the date of this Agreement, subject, where applicable, to the Arrangement, the Section 350 Proceedings, the Section 304 Proceedings, the stay of proceeding imposed thereunder and proceedings under Chapter 11 regarding StarBand:

       14.1   ORGANISATION, ETC.

              (a) The Borrower is a public company, duly organised, in and validly existing under the Applicable Laws of the State of Israel, possessing the capacity to sue and be sued in its own name.

              (b) Spacenet is a limited liability corporation, duly organised, in and validly existing under the Applicable Laws of the State of Delaware possessing the capacity to sue and be sued in its own name.

              (c) Each of the Borrower and Spacenet has all requisite corporate power and authority to conduct its business as now conducted and as presently contemplated and to consummate the transactions contemplated by the Revised Transaction Documents.

              (d) Each of the Borrower and Spacenet is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

       14.2   AUTHORISATION, ETC.

              The execution, delivery and performance by the Borrower (and Spacenet, to the extent that Spacenet is a party to such Revised Transaction Documents) of each Revised Transaction Document (i) has been duly authorised by all necessary corporate action, (ii) does not contravene the memorandum or articles of association of the Borrower or any Applicable Law or any contractual restriction binding on or otherwise affecting it or any of its properties,
              (iii) will not result in or require the creation of any Security Interest (other than pursuant to any Revised Transaction Document) upon or with respect to any of its properties, and (iv) will not result in any suspension, revocation, impairment, forfeit or nonrenewal of any material permit, license, authorisation or approval applicable to its operations or any of its properties.

       14.3   ENFORCEABILITY OF DOCUMENTS

              (a) Each Revised Transaction Document constitutes the legal, valid and binding obligation of the Borrower (and Spacenet, to the extent that Spacenet is a party to such Revised Transaction Documents) enforceable in accordance with its respective terms except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganisation, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and (ii) general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

              (b) Each Revised Transaction Document is in proper legal form under the Applicable Laws of the State of Israel, and under the respective governing law selected in each respective Revised Transaction Document (and the jurisdiction of organisation of each party thereto) for the enforcement thereof.

              (c) The Revised Transaction Documents have been duly and validly executed and delivered by the Borrower (and Spacenet, to the extent that Spacenet is a party to such Revised Transaction Documents) and have not been amended, modified, supplemented, repudiated or terminated and are in full force and effect.

       14.4   GOVERNMENTAL APPROVALS; COMPLIANCE

              (a) No authorisation or approval or other action by, and no notice to any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by the Borrower or

                     Spacenet of any Revised Transaction Document, other than the approval of the Arrangement by the Court.

              (b) Each of the Borrower and Spacenet has all necessary agreements, licenses, certificates and authorisations of Governmental Authorities in order to own and operate its business as currently conducted or contemplated to be conducted. Other than specifically stated in the Proxy Solicitation, neither the Borrower nor Spacenet are in breach of or default under any such agreements, licenses, certificates and authorisations.

              (c) Neither the Borrower nor Spacenet is in violation of its memorandum or articles of association, charter or by-laws, any material Applicable Law or any term of any agreement or instrument binding on or otherwise affecting it or any of its properties, except as set forth in EXHIBIT D.

       14.5   LITIGATION

              Other than the matters disclosed on pages 46 and 47 of the Proxy Solicitation, [2 pages attached at EXHIBIT G], the matters affecting the Section 350 Proceedings and the Section 304 Proceedings and Proceedings under Chapter 11, with regard to the Borrower, Spacenet and StarBand,

              (a) no litigation, arbitration or administrative proceedings are current, pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower, Spacenet or StarBand, to the best of the Borrower's knowledge, current, pending or threatened against any other party to any Revised Transaction Document, or any of the Borrower's, StarBand's or Spacenet's or their respective properties, revenues or assets which have had or if adversely determined, are reasonably likely to have a Material Adverse Effect;

              (b) there is no injunction, writ, preliminary restraining order or any order of any nature issued by an arbitrator, court or other Governmental Authority directing that any of the material transactions provided for in any of the Revised Transaction Documents not be consummated as herein or therein provided; and

              (c) the Borrower, Spacenet and StarBand, are not in default with respect to any writ, order, decree, injunction or other decision of any Governmental Authority except where such default has not had and is not reasonably likely to have a Material Adverse Effect.

       14.6   ADVERSE AGREEMENTS

              The Borrower and Spacenet are not parties to any agreement or instrument, or subject to any charter or other corporate restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority or regulatory body, which has caused, or in the future is reasonably likely to result in, a Material Adverse Effect.

       14.7   WINDING -UP

              (a) Except for the Arrangement and the Chapter 11 filing by StarBand, no proceedings for the bankruptcy, winding up, insolvency, or reorganisation of or for any moratorium or scheme of arrangement or any other similar proceedings relating to the Borrower, Spacenet or StarBand, are threatened, contemplated or outstanding.

              (b) Except for the Arrangement and the Chapter 11 filing by StarBand, no proceedings for the bankruptcy, winding up, insolvency, or reorganisation of or for any moratorium or scheme of arrangement or any other similar proceedings relating to any other party to a Revised Transaction Document (other than the Lender) are, to the Borrower's knowledge, threatened, contemplated or outstanding which have had or are reasonably likely to have a Material Adverse Effect.

       14.8   TAXES

              (a) The Borrower, Spacenet and StarBand have filed or caused to be filed all Tax returns which are required to be filed by each, and, all Taxes, assessments and other governmental charges imposed upon them or on any of their properties and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Security Interest resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

              (b) The Borrower, Spacenet and StarBand have no knowledge of any Tax in connection with the execution and delivery of and performance of its Obligations under the Revised Transaction Documents or the consummation of the transactions contemplated thereby other than that which is set forth in the Proxy Solicitation which is reasonably likely to have a Material Adverse Effect.

       14.9   ENVIRONMENT

              (a) The operations of the Borrower and Spacenet are in compliance with all Environmental Laws except where the failure to be in compliance would not have a Material Adverse Effect.

              (b) There has been no Release at any of the properties owned or operated by the Borrower or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by the Borrower or any predecessor in interest except, in each case, where the Release would not have a Material Adverse Effect.

              (c) No Environmental Actions have been asserted against the Borrower, Spacenet, StarBand or any predecessor in interest nor does the Borrower have knowledge or notice of any threatened or pending Environmental Action against the Borrower or any predecessor in interest which will have a Material Adverse Effect.

              (d) No Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by the Borrower, Spacenet, StarBand or any predecessor in interest which will result in a Material Adverse Effect.

       14.10  INSURANCE

              (a) The Borrower keeps its properties adequately insured and maintains: (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by Applicable Law, (iii) public liability insurance, including product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by them, and (iv) such other insurance as may be required by Applicable Law.

              (b) All insurances referred to in paragraph (a) above are or, at the time they are required to be maintained or effected, will be, in full force and effect and to the best of the Borrower's knowledge no event or circumstance has occurred, nor has there been any omission to disclose a fact, which would in either case entitle any insurer to avoid or otherwise reduce its liability under any policy relating to such insurances.

       14.11  SECURITY

              (a) The Pledge Agreement ,the Additional Pledge Agreement and the Debenture confer the Security Interests they purport to confer upon the Lender over all of the Collateral and such Security Interests are first ranking, and except for the shared Security Interests with the Other Banks with regard to the Additional Collateral, are not subject to any PARI PASSU Security Interests, and such agreements are not liable to avoidance due to any act or circumstance of the Borrower, Spacenet or StarBand, on the date of execution of the Additional Pledge Agreement. Spacenet is not in the process of any bankruptcy, winding-up, composition or any other similar insolvency proceedings for the reorganisation of its affairs.

              (b) Other than the Security Interests created or purported to be created by Spacenet under the Pledge Agreement, and other than the Security Interests created or purported to be created by the Borrower under the Additional Pledge Agreement, the Debenture and the other Permitted Security Interests, there are no other Security Interests covering the Collateral and there are no obligations to create any such Security Interests.

              (d) The Pledge Agreement (including all relevant financing statements and other filings under the UCC and any other Applicable Law) and the Additional Pledge Agreement, were duly filed, recorded and/or registered in each office and in each jurisdiction where required to create, perfect and maintain in full force and effect all Security Interests under the Pledge Agreement and the Additional Pledge Agreement.

              (e) Spacenet is the sole legal and beneficial owner of the StarBand Pledged Stock and there are no covenants, agreements, stipulations, reservations, conditions, interests, rights or other matters whatsoever which adversely affect the StarBand Pledged Stock. Spacenet has received no notice of any adverse claim by any Person in respect of the ownership of the StarBand Pledged Stock or any interest in it.

              (f) The Borrower is the sole legal and beneficial owner of the Additional Spacenet Pledged Shares and other than the PARI PASSU Security Interest Sharing Agreement with the Other Banks and the other Permitted Security Interests, there are no covenants, agreements, stipulations, reservations, conditions, interests, rights or other matters whatsoever which adversely affect the Spacenet Pledged Shares. The Borrower has received no notice of any adverse claim by any Person in respect of the ownership of the Spacenet Pledged Shares or any interest in it.

       14.12  SPACENET

              The Borrower is the sole legal and beneficial owner of all of the issued and outstanding Capital Stock of Spacenet, free and clear of all Security Interests. There are no pre-emptive or other outstanding rights, options, warrants, conversion rights or agreements or commitment to issue or sell any shares of capital stock of Spacenet or any securities or obligations convertible into, or exchangeable for, or giving any person the right to subscribe for or acquire, any shares of Capital Stock of Spacenet and no securities or obligations evidencing such rights are outstanding.

       14.13  FINANCIAL CONDITION

              The Borrower has furnished to the Lender copies of the Selected Consolidated Financial Information included in the Proxy Solicitation (pages 36 through 46, attached hereto as EXHIBIT H) including, but not limited to, the financial information of the Borrower dated September 30, 2002, as well as financial information of Spacenet as of September 30, 2002, attached hereto as EXHIBIT I. Such financial information:

              (a)    has been prepared in accordance with U.S. GAAP.;

              (b) has been (in the case of audited financial statements) audited by the Borrower's and Spacenet's auditors;

              (c) is true, correct, complete and accurate in all material respects as of the dates specified therein; and

              (d) fully and fairly represents the financial condition and state of affairs of the Borrower and Spacenet as at the date to which it was drawn up and for the periods specified therein and the results of their respective financial operations during such period, and there has been no change in the financial condition of the Borrower Spacenet , to the best knowledge of the Borrower and Spacenet, that has had or could reasonably be expected to have a Material Adverse Effect since the date to which those financial statements mentioned above were drawn up.

              The Borrower has furnished to the Lender a draft business plan, which has as yet not been approved by the authorized organ of the Borrower. Borrower is entitled to materially modify or amend said draft business plan until June 30, 2003, and shall subsequently update, amend or modify it on annual bases.

              After giving effect to the transactions contemplated or required to occur by the terms of this Agreement as of the Effective Date, the Borrower is, individually and together with Spacenet and its other Subsidiaries, solvent, i.e. is able to meet its financial obligations when due.

       14.14  OBLIGATIONS

              The Obligations of the Borrower hereunder constitute direct, unconditional, and general obligations of the Borrower and carry a first ranking as to priority of payment to all other Indebtedness of the Borrower except for the indebtedness to the Other Banks covered by the Security Interest Sharing AGREEMENT, and obligations mandatorily preferred by law applying to companies generally. Except with respect to Permitted Security Interests, the Borrower has not secured or agreed to secure any such other Indebtedness by any Security Interest upon any of its present or future revenues or assets or capital stock.

       14.15  EVENT OF DEFAULT

              No Event of Default or Potential Event of Default has occurred.

       14.16  ACCURACY AND FULL DISCLOSURE

              (a) No Revised Transaction Document or schedule or exhibit thereto and no certificate, report, statement or other document or information furnished in writing by or on behalf of the Borrower to the Lender in connection herewith or with the consummation of the transactions contemplated hereby, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading in any material respect.

              (b) The rights and remedies of the Lender in relation to any misrepresentations or breach of warranty on the part of the Borrower shall not be prejudiced by any investigation by or on behalf of the Lender into the affairs of the Borrower, by the execution, delivery or performance of any other Revised Transaction Document or by any other act or thing which may be done by or on behalf of the Lender or any of them in connection with any Revised Transaction Document and which might, apart from this paragraph, prejudice such rights and remedies.

              (c) All of the information which is required to be scheduled to this Agreement on the date hereof is set forth in the Schedules attached hereto, is correct and accurate in all material respects and does not omit to state any information material thereto.

15.    COVENANTS OF THE BORROWER

       The Borrower hereby undertakes, so long as any Outstanding Balance (or a portion thereof) (whether or not due) shall remain unpaid, unless the Lender shall otherwise consent in writing:

       15.1   REPORTING REQUIREMENTS

              The Borrower shall furnish to the Lender:

              (a) as soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of each of the Borrower, Spacenet and StarBand, if available, internally prepared consolidated balance sheets, quarterly profit and loss statements of the Borrower, Spacenet and StarBand, as at the end of such fiscal quarter; and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding fiscal year, all in reasonable detail and certified by the chief financial officer of the Borrower, Spacenet or StarBand (or, with regard to StarBand, in the absence of a chief finance officer, another officer), as appropriate, as fairly presenting, in all material respects, the financial position of the Borrower, Spacenet or StarBand, as appropriate (and any consolidated Subsidiaries) as of the end of such fiscal quarter and the results of operations and changes in financial position of the Borrower, Spacenet or StarBand, as appropriate, for such fiscal quarter, in accordance with applicable GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Lender, subject to year end adjustments and the absence of footnotes;

              (b) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of each of the Borrower, Spacenet and StarBand, consolidated balance sheets, consolidated profit and loss statements and cash flow of the Borrower, Spacenet and StarBand, as appropriate, (and any consolidated Subsidiaries), as at the end of such fiscal year, setting forth in comparative form the corresponding figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with applicable GAAP, and with respect to the consolidated financial statements accompanied by a report and an unqualified opinion prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognised standing selected by the Borrower, Spacenet or StarBand, as appropriate, and reasonably satisfactory to the Lender.

              (c) simultaneously with the delivery of the financial statements required by clauses (a) and (b) of this Section 15.1, a certificate of the chief financial officer of the Borrower, stating that such officer has reviewed the provisions of this Agreement and the other Transaction Documents and has made or caused to be made under such officer's supervision a review of the condition and operations of the Borrower and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Borrower and its Subsidiaries were in compliance with all of the provisions of such Revised Transaction Documents at the times such compliance is required by the Revised Transaction Documents, and that such review has not disclosed, and such officer has no knowledge of the existence during such period of an Event of Default or Potential Event of Default or, if an Event of Default or such Potential Event of Default existed, describing the nature and period of existence thereof and the action which the Borrower and its Subsidiaries propose to take or took with respect thereto;

              (d) promptly upon their becoming available and subject to any legal prohibition, a copy of (i) all consultants' reports, investment bankers' reports, accountants' management letters, business plans and similar documents concerning the Borrower and Spacenet (and to the extent available to the Borrower or Spacenet, StarBand), (ii) all reports, financial statements or other information delivered by the Borrower and Spacenet and StarBand to their respective shareholders generally, (iii) all reports, proxy statements, financial statements and other information generally distributed by the Borrower, and Spacenet (and to the extent available to the Borrower or Spacenet, StarBand) to their respective creditors or the financial community in general, and (iv) any audit or other reports submitted to the Borrower and Spacenet (and to the extent available to the Borrower or Spacenet, StarBand) by their respective independent accountants in connection with any annual, interim or special audit, and (v) all reports submitted to the SEC;

              (e) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of the Borrower, Spacenet or StarBand other than routine inquiries by such Governmental Authority;

              (g) as soon as possible, and in any event within three (3) Business Days after the occurrence of an Event of Default, Potential Event of Default or event having a Material Adverse Effect, the written statement of the chief executive officer or the chief financial officer of the Borrower, setting forth the details of such Event of Default, Potential Event of Default or event and the action which the Borrower proposes to take with respect thereto;

              (h) promptly after the commencement of thereof, but in any event not later than three (3) Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, the Borrower, written notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator involving the Borrower, Spacenet or StarBand which could have a Material Adverse Effect; and

              (i) promptly after the execution of this Agreement, (1) quarterly statements concerning the conditions of operations and the Borrower's compliance with the financial covenants of this Agreement as set forth in Section 15.20
                     (b) below and with the business plan referred to in Section
                     14.13. above, compliance with said financial covenants, to be certified by the chief financial officer of the Borrower, (2) quarterly statements of backlog (projected and actually submitted to the Borrower and its Subsidiaries), (3) quarterly statements listing the outstanding balances of major creditors and debtors of the Borrower, (4) monthly cash flow data, (5) quarterly reports on capital expenditures exceeding $500,000, and (6) such other financial information, of the Borrower, Spacenet and StarBand that the Lender may reasonably request once each calendar quarter.

       15.2   KEEPING OF RECORDS AND BOOKS OF ACCOUNT

              The Borrower shall keep, and cause Spacenet to keep, adequate records and books of account, with complete entries made in accordance with applicable GAAP.

       15.3   INSPECTION RIGHTS

              The Borrower shall permit, and cause Spacenet to permit, the Lender, or any agents or representatives thereof at any time and from time to time upon reasonable notice to the Borrower, during normal business hours, to examine and make copies of and abstracts from their records and books of account, to visit and inspect their properties, to conduct audits, physical counts, valuations or examinations and to discuss their affairs, finances and accounts with any of the directors, officers, managerial employees, independent accountants or other representatives thereof provided that (i) the foregoing shall be in a manner so as to not unduly disrupt the business of the Borrower and Spacenet and (ii) such notice shall not be required if an Event of Default has occurred and is continuing.

       15.4   PRESERVATION OF EXISTENCE

              The Borrower shall maintain and preserve, and cause each Subsidiary to maintain and preserve, its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their business makes such qualification necessary, except where the failure to preserve its rights and privileges and to qualify and be in good standing would not have a Material Adverse Effect.

       15.5   COMPLIANCE WITH LAWS

              (a) The Borrower shall comply, and cause Spacenet and each other Subsidiary to comply, with all applicable material laws, rules, regulations and orders, such compliance to include, without limitation, (i) paying before the same become delinquent all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims arising under such laws which if unpaid might become a Security Interest upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Security Interest resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof and except, solely with respect to Subsidiaries of the Borrower other than Spacenet, to the extent that any such non-compliance (singly or in the aggregate with other non-compliance) would not have a Material Adverse Effect.

              (b) The Borrower shall obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, all permits licenses, authorisations, approvals, entitlements and accreditations which are necessary in the proper conduct of their business and if the failure to obtain same could cause a Material Adverse Effect.

       15.6   MAINTENANCE OF PROPERTIES

              The Borrower shall maintain and preserve all of its properties which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear and damage due to casualty excepted.

       15.7   NO DISTRIBUTIONS

              The Borrower shall not make any distributions, as the term is defined in the Companies Law 1999, to its shareholders out of earnings or reserves, without the prior consent of the Lender.

       15.8 The Borrower undertakes to see to it that the Security Interest granted to the Lender in the Additional Pledge Agreement over the Additional Collateral shall be duly perfected, filed, recorded and/or registered with the Companies Registrar and in each office and in each jurisdiction where required to create, perfect and maintain in full force and effect all Security Interest under the Additional Pledge Agreement.

       15.9   CREATION OF SECURITY INTERESTS

              The Borrower shall not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist any Security Interest upon or with respect to the Collateral other then the Permitted Security Interests.

       15.10  SECURITY

              (a) The Borrower shall, and shall cause Spacenet to, defend the Collateral or cause the Collateral to be defended against, and shall take, at its expense, any action necessary to remove any Security Interest (other than Permitted Security Interests) over the Collateral, and shall defend the right, title and interest of the Lender in and to the Collateral against the claims and demands of all other Persons.

              (b) The Borrower shall, and shall cause Spacenet to, maintain all Security Interests created under the Pledge Agreement in favour of the Lender and will effect all registrations relating thereto.

       15.11  MERGER

              The Borrower shall not merge or consolidate with any Person, or permit Spacenet to merge or consolidate with, any Person; provided, however, that the Borrower or Spacenet may be merged with or into another Person, or may consolidate with another Person, so long as:

              (a) to the extent permitted by Applicable Law, the Borrower or Spacenet gives the Lender at least 30 days' prior written notice of such merger or consolidation;

              (b) the Borrower or Spacenet shall be the surviving entity in such merger or consolidation;

              (c) no Potential Event of Default or Event of Default shall have occurred and be continuing either immediately before or immediately after giving effect to such merger or consolidation; or

              (d) such merger or consolidation will not have a Material Adverse Effect.

       15.12  LIQUIDATION

              Except with regard to Chapter 11 Proceedings concerning StarBand, the Arrangement, the Section 350 Proceedings and the Section 304 Proceedings, the Borrower shall not and shall not permit Spacenet or any of its other Subsidiaries to enter into any voluntary liquidation, bankruptcy, winding up or dissolution except, solely with respect to Subsidiaries of the Borrower other than Spacenet, to the extent that any such voluntary liquidation, bankruptcy, winding up or dissolution would not (singly or in the aggregate with other such actions) have a Material Adverse Effect.

       15.13  ASSETS

              The Borrower shall not and shall not permit Spacenet and any of the Borrower's Subsidiaries to sell, assign, lease or otherwise transfer or dispose of, any of its properties, rights or other assets whether now owned or hereafter acquired to any Person, other than the sale or other disposition of assets either for fair market value or where such sale or other disposition would not (singly or in the aggregate with other sales or dispositions) have a Material Adverse Effect.

       15.14  SPACENET

              (a) The Borrower shall not sell or grant any pre-emptive rights, options, conversion rights or agreements or commitment to sell any Capital Stock of Spacenet or any other right in any Capital Stock of Spacenet.

              (b) The Borrower shall procure that Spacenet shall not issue or undertake to issue any Capital Stock of Spacenet or grant any pre-emptive rights, options, conversion rights or agreements or commitment to issue Capital Stock of Spacenet or any securities or obligations convertible into, or exchangeable for, or giving any person the right to subscribe for or acquire, any shares of Capital Stock of Spacenet.

              (c) The Borrower shall grant the Lender an irrevocable Power of Attorney to act to preserve the Lender's rights over the Collateral, in the event that in the reasonable and sole judgement of the Lender, the Borrower has not met its obligations under Section 15.10 above .

       15.15  MAINTENANCE OF INSURANCE

              The Borrower shall maintain and shall cause Spacenet to maintain, with responsible and reputable insurance companies or associations, insurance (including, without limitation, comprehensive general liability and property and casualty insurance) with respect to its property and business, in such amounts and covering such risks, as is required by any Governmental Authority or other regulatory body having jurisdiction with respect thereto and as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

       15.16  ENVIRONMENTAL

              The Borrower shall and shall procure that Spacenet shall:

              (a) keep any property either owned or operated by it free of any Security Interests arising under any Environmental Laws;

              (b) comply with Environmental Laws except where the failure to comply would not have a Material Adverse Effect and provide to the Lender documentation of such compliance which the Lender reasonably requests;

              (c) promptly notify the Lender of any Release of a Hazardous Material in excess of any reportable quantity and take any Remedial Actions required by Governmental Authorities to abate said Release; and

              (d)    promptly provide the Lender with written notice within ten
                     (10) days of the receipt of any Environmental Action or notice that an Environmental Action will be filed against the Borrower.

       15.17  DEFAULT, MATERIAL ADVERSE EFFECT

              The Borrower shall provide the Lender with prompt written notice of any Event of Default, Potential Event of Default or Material Adverse Effect.

       15.18  CHANGE IN BUSINESS

              Except with the prior written consent of the Lender, the Borrower will not, and will procure that no Subsidiary of the Borrower will, make, or agree or threaten to make any change in the nature of its business activities as presently conducted, or carry on any other business other than its business as presently conducted except, solely with respect to Subsidiaries of the Borrower other than Spacenet, to the extent that any such change would not (singly or in the aggregate with any other such changes) have a Material Adverse Effect.

       15.19  FURTHER ASSURANCES

              The Borrower shall, and shall procure that its Subsidiaries shall, execute, acknowledge, and deliver, at the sole cost and expense of the Borrower, all such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, financing statements, notices of assignment and assurances as the Lender may reasonably require from time to time in order to:

              (a) carry out more effectively the purposes of this Agreement and the other Revised Transaction Documents,

              (b) subject the Collateral to valid and perfected first priority Security Interests or other Permitted Security Interests;

              (c) better assure, convey, grant, assign, transfer and conform unto the Lender the rights now or hereafter intended to be granted to the Lender under this Agreement, any Revised Transaction Document or any other instrument under which the Borrower may be or may hereafter become bound for carrying out the intention or facilitating the performance of the terms of the Agreement.

       15.20  OTHER ASSURANCES AND FINANCIAL COVENANTS

              (a) The Borrower undertakes that it and any of its Subsidiaries shall not create or permit to subsist any Security Interests over all or any of the present or future Indebtedness or any present or future liabilities for taxes, of the Borrower or any other person, other than Permitted Security Interests.

              (b) Unless otherwise agreed to in advance and in writing by the Lender, the Borrower undertakes that it shall maintain at all times:

                     (i) a Shareholders' Equity to Total Assets ratio of no less than 15%; and

                     (ii) a minimum level of cash and cash equivalents with a value of US$30,000,000 (Thirty million United States Dollars) as part of its Current Assets.

              For the purposes of this sub-section (b):

              "Shareholders' Equity" shall mean the Total Shareholders' Equity according to its meaning consistent with the most recent consolidated financial statements of the Borrower required to be delivered to the Lender pursuant to Section 15.1 above.

              "Total Assets", and "Current Assets" and "cash and cash equivalents" shall be given their respective meanings consistent with the most recent consolidated financial statements of the Borrower required to be delivered to the Lender pursuant to
              Section 15.1 above.


       All of the above undertakings (and any undertakings or restrictions in any other clause hereof) are cumulative, and accordingly none of them shall (except to the extent expressly stated) be limited by any exception to any other undertaking or by implication from the terms of any other undertaking.

       15.21  COVENANTS GRANTED TO OTHER PARTIES

              The Borrower undertakes to amend this Agreement so as to grant the Lender covenants of any type equal or identical to any covenants agreed to with any lender to or creditor of the Borrower in any agreement, to the extent the covenants at issue are superior to the covenants contained in this Section 15. The Borrower shall notify the Lender of such change no later than 7 working days after the execution of the other agreement.

       15.22  REPURCHASE UPON CHANGE OF CONTROL

              Upon the occurrence of a "change of control", as defined in the Proxy Solicitation, no advance repayment of any funds owed at such time to the New Noteholders (other than the payment of the regularly scheduled payments), and no repurchase in cash of the New Notes shall be permitted unless the Outstanding Balance, as well as any other loan owed to the Lender and any of the Other Banks, is paid in full, contemporaneously with any such repurchase or repayment in cash.

16.    EVENTS OF DEFAULT

       Each of the following events occuring after the Effective Date shall constitute an Event of Default:

       16.1   NON-PAYMENT

              The Borrower shall fail to pay:

              (a) any Principal Instalment Amount or accrued interest when due; or

              (b) any Outstanding Balance when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or

              (c) any fee or other amount payable under the Revised Transaction Documents within three (3) Business Days after the due date thereof.

       16.2   REPRESENTATIONS AND WARRANTIES

              Any representation or warranty made by the Borrower, Spacenet or any officer of the Borrower or Spacenet under or in connection with any Revised Transaction Document shall have been incorrect in any material respect when made.

       16.3   NON-PERFORMANCE

              The Borrower or Spacenet shall default in the performance or observance of:

              (a)    the covenants contained in Section 15 of this Agreement;

              (b) any other covenant contained in this Agreement and such default shall continue unremedied for a period of ten (10) days.

       16.4   OTHER DEFAULT

              The Borrower or Spacenet shall fail to perform or observe any other term, covenant or agreement contained in any Revised Transaction Document to be performed or observed by the Borrower or Spacenet (other than under Section 16.3), as appropriate, and such failure, if capable of being remedied, shall remain unremedied for twenty (20) days.

       16.5   CROSS DEFAULT

              The Borrower or Spacenet shall fail to pay any principal or interest on any of its Indebtedness (excluding Indebtedness created hereby) in excess of $2,000,000, or any interest or premium thereon, when due (whether by scheduled maturity, required payment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of the maturity of such Indebtedness; or any such Indebtedness in excess of such amount shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

       16.6   LIQUIDATION

              (a) The Borrower or any other party to the Revised Transaction Documents (other than the Lender and StarBand):

                     (i) commits an act of bankruptcy (provided that it shall not be an Event of Default for the Borrower or Spacenet to notify a creditor of its intention not to pay a debt when due where such non-payment is not due to the Borrower's or Spacenet's inability to pay such debt);

                     (ii) is, or is deemed for the purposes of any law to be, generally unable to pay its debts as they fall due or to be insolvent; or

                     (iii) admits a general inability to pay its debts as they fall due or notifies its creditors of a general intention not to pay its debts when due.

              (b) The Borrower or any other party to the Revised Transaction Documents (other than the Lender or StarBand) suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness.

              (c) Any step (including petition, proposal or convening a meeting), other than the Arrangement, is taken with a view to a composition, assignment or arrangement with any creditors of the Borrower or any other party to the Revised Transaction Documents (other than the Lender and StarBand).

              (d) With the exception of the Arrangement, any order (provisional or otherwise) is made or resolution passed for, or any step (including petition, proposal or convening a meeting) is taken by the Borrower or any other party to the Revised Transaction Documents (other than the Lender and StarBand) with a view to the liquidation, administration, winding up, entry into receivership, re-organisation, dissolution or any other insolvency proceedings of the Borrower or any other party to the Revised Transaction Documents (other than the Lender and StarBand).

              (e) Any Person presents a petition which is not withdrawn or set aside within forty-five (45) days for the winding-up, liquidation, bankruptcy, receivership, reorganisation or for the administration of the Borrower or any other party to the Revised Transaction Documents (other than the Lender and other than StarBand).


       16.7   APPOINTMENT OF RECEIVERS AND MANAGERS

              (a) Any permanent or interim liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator or the like is appointed in respect of the Borrower or any other party to the Revised Transaction Documents (other than the Lender and StarBand) over all or any part of their respective assets.

              (b) Any Person requests the appointment of a permanent or interim liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator or the like for the Borrower or any other party to the Transaction Documents (other than the Lender and StarBand).

       16.8   CREDITORS' PROCESS

              Any distress, execution, attachment, sequestration, or other proceeding affecting any material asset (irrespective of the actual value of such asset) of the Borrower or any other party to the Revised Transaction Documents (other than the Lender and StarBand) is initiated and, if such proceeding is being contested in good faith by appropriate proceedings and is not removed, discharged or paid out within thirty (30) days after the initiation thereof or such shorter period as may render such asset liable to forfeiture, seizure or sale.

       16.9   ANALOGOUS PROCEEDINGS

              There occurs, in relation to the Borrower or any other party to the Revised Transaction Documents (other than the Lender and StarBand), any event anywhere which, in the opinion of the Lender, is similar or substantially equivalent to any of those mentioned in Sections 16.6 through 16.8 of this Agreement (inclusive).

       16.10  REVISED TRANSACTION DOCUMENTS

              Any Revised Transaction Document, other than the Pledge Agreement as a result of the proceedings under Chapter 11 and their outcome, or any material provision thereof (as determined by the Lender):

              (a) is terminated (other than by expiration of its stated term), repudiated or cancelled other than in accordance with the Revised transaction Documents;

              (b) is or becomes invalid, illegal or unenforceable or any party thereto (other than the Lender) or any Governmental Authority shall so assert in writing; or

              (c) ceases to be in full force and effect or is assigned or otherwise transferred, amended or prematurely terminated other than as permitted under the Revised Transaction Documents, or shall cease to give the Lender the Security

                     Interests, rights, powers and privileges purported to be created thereby or any party thereto (other than the Lender) shall so assert in writing.

       16.11  MATERIAL ADVERSE EFFECT AND FAILURE TO COMPLY WITH BUSINESS PLAN

              Any event, condition or circumstance or series of events, conditions or circumstances occurs which, in the reasonable opinion of the Lender, has had or could reasonably be expected to have a Material Adverse Effect, or if the Borrower were to fail to meet the targets of its business plan referred to in Section 14.13 above in any material fashion.

       16.12  EFFECTIVENESS OF SECURITY

              The Debenture or the Additional Pledge Agreement do not create, or at any time, any Security Interest created by the Debenture or the Additional Pledge Agreement ceases to be, a valid and perfected first priority Security Interest in the Collateral covered thereby, or granting the PARI PASSU priority rights of the Additional Collateral, other than in the Security Interest Sharing Agreement or is otherwise ineffective or any party thereto (other than the Lender) shall so assert in writing.

17.    REMEDIES ON EVENT OF DEFAULT

       17.1   REMEDIES

              At any time when an Event of Default has occurred and is continuing, the Lender may:

              (a) declare (without presentment, demand, protest or notice of any kind all of which are hereby expressly waived by the Borrower) the Agreement terminated in whole or in part, whereby the Agreement or any part thereof so terminated shall be considered null and void;

              (b) declare that all or part of the Outstanding Balance, and all other amounts payable under this Agreement be payable on demand, whereupon they shall immediately and without presentment, demand, protest or notice of any kind all of which are hereby expressly waived by the Borrower, become payable on demand by the Lender;

              (c) declare the Outstanding Balance, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Outstanding Balance, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

              (d) proceed to enforce or exercise any Security Interest created by the Borrower or Spacenet in favour of the Lender; and

              (f) exercise any and all of its other rights under Applicable Law, hereunder and under the other Revised Transaction Documents.

       17.2   AUTOMATIC ACCELERATION

              Notwithstanding Section 17.1 above, upon the occurrence of any Event of Default described in Sections 16.6, 16.7, 16.8, 16.9 or 16.11, the Outstanding Balance, and all other amounts payable under this Agreement shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower.

18.    COSTS AND EXPENSES

       18.1   INITIAL COSTS

              The Borrower shall, whether or not the transactions contemplated in the Revised Transaction Documents are consummated, forthwith on demand pay the Lender, on a full indemnity basis, the legal fees, including VAT, and expenses incurred by the Lender in connection with:

              (a) the preparation, review, registration, execution and delivery of the revised Transaction Documents and any other related documentation;

              (b) any amendment, modification, waiver, consent or suspension of rights (or any proposal for any of the foregoing) in connection with or ongoing administration of any Revised Transaction Document or any document referred to in any Revised Transaction Document or related thereto;

              (c) the filing and registration (where appropriate) and delivery of evidence of the Indebtedness relating to the Outstanding Balance, and

              (d) All legal fees incurred by the Lender in connection with the Arrangement.

       18.2   ENFORCEMENT COSTS

              The Borrower shall, whether or not the transactions contemplated in the Revised Transaction Documents are consummated, forthwith on demand pay to the Lender, on a full indemnity basis, the amount of all costs and expenses (including any VAT thereon and including, but not limited to, costs and expenses of the Lender's legal, technical and other professional advisers and any other out of pocket expenses) incurred by the Lender:

              (a) in connection with the enforcement of, or the preservation of any rights and remedies under, any of the Revised Transaction Documents; and

              (b) in investigating any possible Event of Default or Potential Default; and

              (c) in any attempt to collect from the Borrower amounts owed hereunder or under any other Revised Transaction Document.

19.    STAMP DUTIES

       The Borrower shall pay, and forthwith on demand indemnify the Lender against any liability that the Lender incurs in respect of, any stamp, registration, filing and similar tax or fee which is or becomes payable in connection with the entry into, registration, recording, performance or enforcement of any Revised Transaction Document.

20.    SET-OFF

       The Lender may, and is hereby authorised to, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the borrower) and to the fullest permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all Obligations of the Borrower now or hereafter existing under any Revised Transaction Document, irrespective of whether or not the Lender shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured. Such set-off shall be subject to the provisions of Section 7.6. The Lender agrees to notify the Borrower promptly after any such set-off and application made by the Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 20 (Set-Off) are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

21.    SEVERABILITY

       If a provision of a Revised Transaction Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

       (a) the validity or enforceability in that jurisdiction of any other provision of the Revised Transaction Documents; or

       (b) the validity or enforceability in other jurisdictions of that or any other provision of the Revised Transaction Documents.

       Where provisions of any Applicable Law resulting in such illegality, invalidity or unenforceability may be waived, they are hereby waived by Borrower and the Lender to the full extent permitted by Applicable Law so that the Revised Transaction Documents shall be deemed valid and binding agreements, in each case enforceable in accordance with their respective terms.

22.    WAIVERS AND REMEDIES CUMULATIVE

       22.1 The rights, powers and remedies of the Lender under the Revised Transaction Documents may be exercised as often as necessary, are cumulative and not exclusive of its rights, powers and remedies under the general law or which such Lender would otherwise have and may be waived only in writing and specifically.

       22.2 No course of dealing between the Borrower and the Lender, nor any delay in exercising or non-exercise of any right, power or privilege of the Lender shall operate as a waiver of any right, power or privilege of the Lender, nor shall any single or partial exercise of any right, power or privilege under any Revised Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege thereunder. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

       22.3 The rights and remedies of the Lender under the Revised Transaction Documents or at law or in equity, may be pursued separately, successively or concurrently against Borrower or any collateral, at the discretion of the Lender.

23.    NOTICES

       23.1 All notices, demands, requests, consents, approvals, designations and other communications under or in connection with this Agreement ("NOTICES") shall be given in writing and, unless otherwise stated may be made by letter or facsimile. Any Notice will be deemed to be given as follows:

              (a) if mailed (by certified mail, postage prepaid and return receipt requested) upon receipt or three Business Days after mailing whichever occurred first;

              (b) if sent by overnight courier, upon receipt or two Business Days after delivered to such overnight courier, whichever occurs first;

              (c) if by facsimile, when transmitted and a confirmation is received.

              except that notices to the Lender pursuant to Section 2 (Facility) hereof shall not be effective until received by the Lender.

              However, a Notice given in accordance with the above but received on a day which is not a Business Day or after business hours in the place of receipt will only be deemed to be given on the next Business Day in that place.

       23.2   ADDRESSES FOR NOTICES

              The address and facsimile number of the parties for all Notices, and all other documents or instruments to be furnished, delivered or provided under or in connection with this Agreement shall be as follows:

              If to the Borrower:    Gilat Satellite Networks Ltd.
                                     21 Yegia Kapayim St.
                                     Kiryat Arye, Petah Tikva,
                                     Israel 49130
                                     Attention: Mr. Eitan Winter

                                     Telephone: 972-3-9252176
                                     Telecopy: 972-3- 9213321

              With a copy to:        Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
                                     1 Azrieli Center
                                     Tel Aviv 67021, Israel
                                     Attention: Gene Kleinhendler, Esq.

                                     Telephone: 972-3-6074444
                                     Telecopier: 972-3-6074422


              If to the Lender:      Bank Hapoalim B.M.
                                     Head Office
                                     Corporate Banking Division
                                     41-45 Rothschild Boulevard
                                     Tel Aviv 65784
                                     Israel

                                     Facsimile: 972-3-567-3849
                                     Attention: Mr. Tzahi Cohen

              With a copy to:        Lipa Meir & Co.
                                     4 Itamar Ben Avi Street
                                     Tel Aviv 66761 Israel
                                     Attention: Zuriel Lavie, Advocate
                                                Abraham Sofer, Esquire

                                     Telephone: 972-3-6070600
                                     Telecopier: 972-3-6070666


              or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 23 (Notices).

       23.3   RELIANCE

              The Lender may act without liability upon the basis of a Notice reasonably believed by the Lender in good faith to be from the Borrower (or from any officer thereof designated in writing to the Lender).

24.    AMENDMENTS

       No amendment or waiver of any provision of this Agreement or the other Revised Transaction Documents, and no consent to any departure by the Borrower therefrom, will in any event be effective unless the same shall be in writing and signed by the Borrower, the Lender and any other relevant party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

25.    ASSIGNMENT

       25.1   ASSIGNMENT BY THE BORROWER

              The Borrower may not assign, transfer, novate or dispose of any of, or any interest in, its rights and/or Obligations under the Revised Transaction Documents except with the prior written consent of the Lender.

       25.2   ASSIGNMENT BY THE LENDER

              The Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Principal); provided, however, that:

              (a) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof;

              (b) each such assignment shall be of a constant, and not a varying percentage of all of the assigning Lender's rights and obligations under this Agreement; and

              (c) the parties to each such assignment shall execute and deliver to the Lender, for its acceptance, an assignment and acceptance agreement.

              From and after the effective date of such assignment and acceptance agreement (i) the assignee thereafter shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it and (ii) the assigning Lender thereunder shall to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights and be released from its obligations under this Agreement. Any such assignment shall not adversely affect the Borrower's rights under this Agreement except that the assigning Lender shall not be responsible for the obligations assigned.

              The Lender shall maintain at its address referred to in Section 23 (Notices) hereof a copy of each assignment and acceptance delivered to and accepted by it. Such copies shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an assignment and acceptance notice executed by the Lender and an assignee Lender, the Lender shall give prompt notice thereof to the Borrower.

              Notwithstanding anything to the contrary contained in this Section 25 (Assignment), the Lender may grant participations, in whole or in part, in its rights and obligations under this Agreement and the Outstanding Balance without notice to the Borrower and without restriction; provided that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement, and the Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Principal.

26.    COUNTERPARTS

       This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

27.    GOVERNING LAW, JURISDICTION

       This Agreement is governed by and shall be construed in accordance with the laws of the State of Israel and each Party hereby irrevocably submits to the exclusive jurisdiction of the courts of Tel-Aviv-Jaffa in connection with any dispute arising out of or in connection with this Agreement.

28.    REINSTATEMENT

       If claim is ever made upon the Lender for repayment or recovery of any amount or amounts received by the Lender in payment or on account of any of the Obligations under this Agreement or the Revised Transaction Documents, the Lender shall give prompt notice of such claim to the Borrower, and if the Lender repays all or part of said amount by reason of:

       (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Lender or any of their property, or

       (b) any good faith settlement or compromise of any such claim effected by the Lender with any such claimant,

       then and in such event the Borrower agrees that:

       (A) any such judgment, decree, order, settlement or compromise shall be binding upon the Borrower notwithstanding the cancellation of any instrument evidencing the Obligations under this Agreement or the other Revised Transaction Documents or the termination of this Agreement or the other Revised Transaction Documents, and

       (B) it shall be and remain liable to the Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lender.

29.    INDEMNIFICATION

       In addition to all of the Borrower's other Obligations under this Agreement, the Borrower agrees to defend, protect, indemnify and hold harmless the Lender and all of the respective officers, directors, employees, attorneys, consultants and agents of the Lender (collectively called the "INDEMNITEES") from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, attorneys' fees, costs and expenses) imposed on or incurred by such Indemnitees, whether prior to or from and after the date of this Agreement, whether direct, indirect or consequential as a result of or arising from or relating to or in connection with any of the following:

       (a) the negotiation, preparation, execution, performance or enforcement of this Agreement, any Revised Transaction Document or any other document in connection with the transactions contemplated by this Agreement,

       (b) any matter relating to the financing transactions contemplated by this Agreement or by any document executed in connection with the transactions contemplated by this Agreement; or

       (c) any claim, litigation, investigation or proceeding relating to any of the foregoing whether or not any indemnitee is a party thereto

       (collectively, the "INDEMNIFIED MATTERS"); provided, however, that the Borrower shall have no obligation to any Indemnitee hereunder for any Indemnified Matter caused by or resulting from the gross negligence or wilful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

       To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 29 (Indemnification) may be unenforceable because it is in violation of any law or public policy, the Borrower shall contribute the maximum portion which they are permitted to pay and satisfy under Applicable Law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The Indemnity shall survive the repayment of the Obligations and the discharge of the Security Interests granted under the Revised Transaction Documents.

30.    CONFIDENTIALITY

       Upon delivering to the Lender or permitting the Lender to inspect, any written information pursuant to this Agreement or the other Revised Transaction Documents, the Lender shall treat such information as confidential to the extent such information is conspicuously marked confidential. The Lender agrees to hold such information in confidence from the date of disclosure thereof. Subject to the other provisions of this Section 30 (Confidentiality), the Lender may disclose confidential information to its officers, directors, employees, attorneys, accountants or other professionals engaged by the Lender to the extent necessary for the purposes of this Agreement and only after determining that such third party has been instructed to hold such information in confidence to the same extent as if it were the Lender. Notwithstanding the foregoing, the provisions of this Section 30 (Confidentiality) shall not apply to information within any one of the following categories or any combination thereof:

       (a) information the substance of which, at the time of disclosure by the Lender, has been disclosed to or is known to any creditor (other than information as to which neither creditor is then under an obligation of nondisclosure), or any other Person other than
              (A) a director, officer, employee or agent of the Borrower or a professional engaged by the Borrower or (B) a Person who is then under an obligation of nondisclosure (otherwise than as a consequence of a wrongful act of the Lender),

       (b)    information that has been disclosed in the Proxy Solicitation.

       (c) information which the Lender had in its possession prior to receipt thereof from the disclosing party, or

       (d) information received by the Lender from a third party having no obligations of nondisclosure with respect thereto.

              Nothing contained in this Section 30 (Confidentiality) shall prevent any disclosure: (i) believed in good faith by the Lender to be required by any law or guideline or interpretation or application thereof by the Court, the U.S Bankruptcy Court in the State of Delaware, any Governmental Authority, arbitrator or grand jury charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority, arbitrator or grand jury (whether or not having the force of law), (ii) determined by counsel for the Lender to be necessary or advisable in connection with enforcement or preservation of rights under or in connection with this Agreement or any other Revised Transaction Document or (iii) of any information which has been made public by a Person other than the Lender. The Lender shall have the right to disclose any confidential information described in this Section 30 (Confidentiality) to an assignee or prospective assignee or to a participant or prospective participant in the Obligations hereunder, provided that the assigning or selling Lender shall have obtained from such assignee or prospective assignee or participant or prospective participant an agreement to hold such information in confidence to the same extent as if it were the Lender. Furthermore, the Lender shall have the right to disclose any confidential information described in this Section 30 (Confidentiality) to the Bank, any of its wholly owned subsidiaries or registered assigns as holder of the Option, provided that the Lender shall have obtained from the holder its agreement to hold such information in confidence to the same extent as if it were the Lender.

[Signature Page of the Amending Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


GILAT SATELLITE NETWORKS LTD. (under a stay of proceedings), BANK HAPOALIM B.M., as Lender as Borrower


By:      _____________________                      By:    _____________________
Title:   _____________________                      Title: _____________________